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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Deposit Guaranty Corp. on Form S-4 of our report dated January 31, 1996, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "EXPERTS" in such Proxy Statement/Prospectus.




Baton Rouge, Louisiana
April 29, 1996